UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 22, 2013 (May 16. 2013)
Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)

(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

With the hiring of Tom Arasi as President of Hospitality of the Company, on May 16, 2013, the Human Resources Committee of the Board of Directors of the Company approved job title changes for Thomas M. Jenkin and John W. R. Payne.

Mr. Jenkin’s title will change from President of Operations to Global President of Destination Markets, subject to any regulatory approvals. Mr. Jenkin will oversee operations across the Company's largest markets including Las Vegas, Atlantic City, Philadelphia, Northern Nevada, Laughlin, and Hammond, Indiana near Chicago. Additionally, he will continue to have operational oversight of Harrah's Ak-Chin and Harrah's Rincon, and the Company's international properties.

Mr. Jenkin, 58, became our President of Operations in November 2011. Previously, he served as our Western Division President from January 2004 to November 2011. He served as Senior Vice President-Southern Nevada from November 2002 to December 2003 and Senior Vice President and General Manager-Rio from July 2001 to November 2002.

Mr. Jenkin continues to be employed pursuant to the terms of his employment agreement with Caesars Entertainment Operating Company, Inc. effective as of January 3, 2012.

Mr. Payne’s title will change from President of Enterprise Effectiveness to President of Central Markets and Partnership Development, subject to any regulatory approvals. Mr. Payne will have operational responsibility for the Company's properties in Indiana (with the exception of Horseshoe Hammond), Missouri, Iowa, Mississippi, Illinois, North Carolina, Ohio and Louisiana. In addition, he will continue to oversee the Company's ongoing development efforts in Maryland and Massachusetts.

Mr. Payne, 44, became our President of Enterprise Shared Services in November 2011. Previously, he served as Central Division President from January 2007 to November 2011. He also served as Atlantic City Regional President from January 2006 to December 2006, Gulf Coast Regional President from June 2005 to January 2006, Senior Vice President and General Manager-Harrah’s New Orleans from November 2002 to June 2005 and Senior Vice President and General Manager-Harrah’s Lake Charles from March 2000 to November 2002.

Mr. Payne continues to be employed pursuant to the terms of his employment agreement with Caesars Entertainment Operating Company, Inc. effective as of January 3, 2012.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Michael D. Cohen
Michael D. Cohen
Senior Vice President, Deputy General Counsel
and Corporate Secretary